UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2012

LaserLock Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-31927 (Commission File Number)	23-3023677 (I.R.S. Employer Identification No.)

837 Lindy Lane
Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 668-1952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On November 21, 2012, following the election of six new members of the Board of Directors (the “Board”) of LaserLock Technologies, Inc. (the “Company”), as described below, Michael J. Prevot, a member of the Board, submitted his resignation to the Board, and the Board accepted such resignation unanimously.

(c)           Also on November 21, 2012, Neil Alpert, 35, was appointed the President and Chief Operating Officer of the Company.  Norman A. Gardner, who had previously served as the Chairman of the Board, President and Chief Executive Officer of the Company will remain on the Board as Vice-Chairman and will also continue as Chief Executive Officer of the Company.

As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, the Company and Mr. Alpert are a party to a three-year employment agreement pursuant to which Mr. Alpert as President receives annual compensation of $200,000 and received options to purchase 5% of the shares of the Company’s common stock at an exercise price of $.05 per share, exercisable following such time as the Company shall receive funding in an aggregate amount of $2.5 million.

Mr. Alpert and Mr. Gardner also received on November 21, 2012 options to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.05 that vest immediately.

From 2011 to 2012. Mr. Alpert was the President of The Kiawah Group, a boutique government relations and political consulting firm that specializes in fundraising, advocacy, non-profit consulting, global representation, and securing corporate sponsorships.  Prior to December 2010, Mr. Alpert was the Special Assistant and Advisor to the RNC Chairman.  In his role he was responsible for the Fire Pelosi campaign and created the first nationwide bus tour in the RNC’s history.  From 2007 to 2009, Mr. Alpert was the Director of Institutional Relations at the Washington National Opera (WNO).  Mr. Alpert is involved with a number of charities, including as a former Board Member of the Armed Forces Foundation, a member of the Advisory Board of the Institute of World Politics, a graduate school focused on supplying professional education in statecraft, national security, and international affairs, and the board of directors of the Miss DC program (an affiliate of the Miss America organization).

(d)           Also on November 21, 2012, the Board elected six members to fill an equal number of vacancies on the Board.

These new members are:  Neil Alpert, 35; Constance Harriman-Whitfield, 64; General Peter Pace, 67; Michael Sonnenreich, 74; Jonathan Weinberger, 36; and Paul Wolfowitz, 68.  Mr. Sonnenreich will serve as the Chair of the Board.

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The new Board members will serve on the following committees of the Board:

Audit Committee:  Messrs. Sonnenreich (Chair) and Weinberger and Ms. Harriman-Whitfield
Governance Committee:  Ms. Harriman-Whitfield (Chair) and Gen. Pace
Compensation Committee:  Gen. Pace (Chair), Ms. Harriman-Whitfield and Mr. Wolfowitz
Investment Committee:  Mr. Wolfowitz (Chair), Michael Sonnenreich and Mr. Alpert

Mr. Weinberger was appointed to the Board at the suggestion of an investor in the Company who in October 2012 purchased, for $250,000, 5,555,556 shares of the Company’s common stock, and warrants to purchase 5,555,556 shares of Company’s common stock at an exercise price of $.10 per share with a term of 3 years.

Each new director other than Mr. Alpert received options to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.05 that vest immediately, and options to purchase an additional 1,000,000 shares of the Company’s common stock at an exercise price of $0.05 that will vest upon the completion by the director of two years of service on the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASERLOCK TECHNOLOGIES, INC.

	By:	/s/ Norman A. Gardner
Norman A. Gardner
CEO

Dated: November 28, 2012

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